SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              COASTAL PHYSICIAN GROUP, INC.




                              By:
____________________________________
                                   CHARLES F. KUONI, III
                                   Executive Vice President
&
                                   Chief Financial Officer
Dated:  February ____, 1998